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                                                                    EXHIBIT 99.6

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

    GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER.--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

                                             GIVE THE                                                  GIVE THE EMPLOYER
                                         SOCIAL SECURITY                                                 IDENTIFICATION
     FOR THIS TYPE OF ACCOUNT              NUMBER OF--              FOR THIS TYPE OF ACCOUNT              NUMBER OF--
-----------------------------------  ------------------------  -----------------------------------  ------------------------
1.         An individual's account   The individual            9.         A valid trust, estate,    The legal entity (Do not
                                                                          or pension trust          furnish the identifying
                                                                                                    number of the personal
                                                                                                    representative or
                                                                                                    trustee unless the legal
                                                                                                    entity itself is not
                                                                                                    designated in the
                                                                                                    account title.)(5)
2.         Two or more individuals   The actual owner of the   10.        Corporate account         The corporation
           (joint account)           account or, if combined
                                     funds, any one of the
                                     individuals(1)
3.         Husband and wife (joint   The actual owner of the   11.        Religious, charitable,    The organization
           account)                  account or, if joint                 or educational
                                     funds, either person(1)              organization account
4.         Custodian account of a    The minor(2)              12.        Partnership account held  The partnership
           minor (Uniform Gift to                                         in the name of the
           Minors Act)                                                    business
5.         Adult and minor (joint    The adult or, if the      13.        Association, club or      The organization
           account)                  minor is the only                    other tax-exempt
                                     contributor, the                     organization
                                     minor(1)
6.         Account in the name of    The ward, minor, or       14.        A broker or registered    The broker or nominee
           guardian or committee     incompetent person(3)                nominee
           for a designated ward,
           minor, or incompetent
           person
7.         a.  The usual revocable   The grantor-trustee(1)    15.        Account with the          The public entity
               savings trust                                              Department of
               account (grantor is                                        Agriculture in the name
               also trustee)                                              of a public entity (such
           b.  So-called trust       The actual owner(1)                  as a State or local
               account that is not                                        government, school
               a legal or valid                                           district, or prison)
               trust under State                                          that receives
               law                                                        agricultural program
                                                                          payments
8.         Sole proprietorship       The owner(4)
           account

------------------------

(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate or pension trust.

   Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

    If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for A Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

    Payees specifically exempted from backup withholding on ALL payments include the following:

    - A corporation.

    - A financial institution.

    - An organization exempt from tax under section 501(a), or an individual retirement plan.

    - The United States or any agency or instrumentality thereof.

    - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

    - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

    - An international organization or any agency or instrumentality thereof.

    - A dealer in securities or commodities required to register in the U.S. or a possession of the U.S.

    - A real estate investment trust.

    - A common trust fund operated by a bank under section 584(a).

    - An exempt charitable remainder trust, or a non-exempt trust described in section 4947(a)(1).

    - An entity registered at all times under the Investment Company Act of 1940.

    - A foreign central bank of issue.

    Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

    - Payments to nonresident aliens subject to withholding under section 1441.

    - Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

    - Payments of patronage dividends where the amount renewed is not paid in money.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Payments of interest not generally subject to backup withholding include the following:

    - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

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    - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

    - Payments described in section 6049(b)(5) to non-resident aliens.

    - Payments on tax-free covenant bonds under section 1451.

    - Payments made by certain foreign organizations.

    - Payments made to a nominee.

    Exempt payees described above must still complete the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE EXEMPT ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

    Certain payments, other than interest, dividends and patronage dividends, that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6042, 6044, 6045, 6049, 6050A and 6050N.

    PRIVACY ACT NOTICE.--Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of the recipient's tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

    (1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER.--If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure which is due to reasonable cause and not to willful neglect.

    (2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING.--If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

    (3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION.--Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

    FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.

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